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                                                                      EXHIBIT 21

                              CAMBREX CORPORATION

                           SUBSIDIARIES OF REGISTRANT

                                  SUBSIDIARY                         INCORPORATED IN:
            -------------------------------------------------------  ----------------
            CasChem, Inc. .........................................  Delaware
            Cosan Chemical Corp. ..................................  New Jersey
            Nepera, Inc. ..........................................  New York
            The Humphrey Chemical Co., Inc. .......................  Delaware
            Salsbury Chemicals, Inc. ..............................  Iowa
            Zeeland Chemicals, Inc. ...............................  Michigan
            Seal Sands Chemicals Limited...........................  England
            Profarmaco S.r.1. .....................................  Italy
            Nordic Synthesis AB....................................  Sweden